Exhibit 16.1

                              (Company Letterhead)
                              Wheeler Wasoff, P.C.
                          1601 Blake Street, Suite 505
                             Denver, CO 80202-1329




Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C. 20549

Re:      PYR Energy Corporation
         Commission File #001-15511

Dear Sir/Madam:

     Wheeler Wasoff, P.C. ("WWPC") previously was engaged by PYR Energy Corporation (the "Company") as the Company's principal accountants. Except as set forth below, we agree with the statements contained in Item 4(a)(1) and (2) of the Company's Form 8-K regarding an event occurring on January 14, 2004:

     o WWPC is not in a position to agree or disagree with the Company's statements in paragraph one of Item 4(a)(1) regarding approval of the Company's Audit Committee regarding dismissal of WWPC and the Company's engagement of HEIN + ASSOCIATES LLP.


Very Truly Yours,

/s/  Wheeler Wasoff, P.C.
---------------------------------
Wheeler Wasoff, P.C.
Denver, Colorado
January 14, 2004